UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (201) 984-7085

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2019, SITO Mobile, Ltd. (the “Company”), along with its wholly-owned subsidiaries SITO Mobile Solutions, Inc., SITO Mobile Media, Inc., Doublevision Networks, Inc., and SITO Mobile R&D IP, LLC (together with the Company, collectively, the “SITO Parties”) entered into a Financing and Security Agreement (“Financing Agreement”) with Fast Pay Partners LLC (“Fast Pay”).

Pursuant to the terms of the Financing Agreement, Fast Pay will finance up to $9.5 million in accounts receivable from the SITO Parties, with a $5.5 million dollar increase in such limit available after March 31, 2019 if requested by the SITO Parties and contingent on Fast Pay’s credit approval. The term of the Financing Agreement is two years with automatic two year renewals, subject to a 2% pre-payment penalty. The financing fee on advances is LIBOR plus 7% per annum. The facility is secured by a first priority lien on all assets of the SITO Parties.

The description of the terms of the Financing Agreement does not purport to be complete and is qualified in its entirety by the copy which is included as exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Number

10.1	Financing and Security Agreement, dated as of February 11, 2019, by and among SITO Mobile, Ltd., SITO Mobile Solutions, Inc., SITO Mobile, Media, Inc., Doublevision Networks, Inc., SITO Mobile R&D IP, LLC, and Fast Pay Partners LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: February 12, 2019	/s/ William Seagrave
Name: William Seagrave
Title: Chief Operating Officer, Secretary and Interim Chief Financial Officer

Exhibit Index

Exhibit	Number

10.1	Financing and Security Agreement, dated as of February 11, 2019, by and among SITO Mobile, Ltd., SITO Mobile Solutions, Inc., SITO Mobile, Media, Inc., Doublevision Networks, Inc., SITO Mobile R&D IP, LLC, and Fast Pay Partners LLC

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